Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
James Dwyer	Jim Beck
(412) 992-5450 James.Dwyer@alcoa.com	(412) 315-2909 Jim.Beck@alcoa.com

Alcoa Corporation Announces Proposed Debt Offering

May 14, 2018

PITTSBURGH—Alcoa Corporation (NYSE:AA) (“Alcoa”) announced today a proposed offering of senior notes (the “notes”) by Alcoa Nederland Holding B.V. (the “issuer”), a wholly-owned subsidiary of Alcoa.

The timing of pricing and terms of the notes are subject to market conditions and other factors. The issuer intends to use the net proceeds from the issuance of the notes being offered for general corporate purposes, including to make mandatory or discretionary contributions to Alcoa’s U.S. pension and other postretirement benefit plans. The notes will be guaranteed on a senior unsecured basis by Alcoa and certain of its subsidiaries.

The notes and related guarantees will be sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

The notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the notes or related guarantees will be made only by means of a private offering memorandum.

About Alcoa

Alcoa is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.